Exhibit 99.9

June 5, 2006

Discovery Partners International, Inc.

9640 Towne Centre Drive

San Diego, California 92121

Consent to Reference in Joint Proxy Statement/Prospectus

In connection with the Registration Statement on Form S-4 filed by Discovery Partners International, Inc. (the “Company”), File No. 333-134438, I hereby consent to the reference to me in the joint proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Anthony B. Evnin
Name: Anthony B. Evnin